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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:   Harris Trust and Savings Bank

                                                Collection Period:               1-Jul-99           31-Jul-99
                                                Distribution Date:              16-Aug-99
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                                                                                                 Per $1,000 of
                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                       Certificate Amount
                                                                                              ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                      $ 4,505,705.04     $11.73837835
           Class B Certificate Amount                                      $   339,139.09     $11.73816593

(ii)   Interest Distribution
           Class A Certificate Amount                                      $   261,223.55     $ 0.68054629
           Class B Certificate Amount                                      $    20,427.00     $ 0.70701232

(iii)  Servicing Fee                                                       $    43,548.58     $ 0.10551197

(iv)   Class A Certificate Balance (after principal distributions)         $44,094,024.70
       Class A Pool Factor (after principal distributions)                      0.1148749
       Class B Certificate Balance (after principal distributions)         $ 3,319,428.01
       Class B Pool Factor (after principal distributions)                      0.1148909

(v)    Total Pool Balance (end of Collection Period)                       $47,413,452.71

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                                                                           Current Period          Cumulative
                                                                           --------------        --------------

(vi)   Defaulted Receivables                                               $    77,443.72        $ 8,457,826.83
       Liquidation Proceeds                                                    148,191.12          4,837,327.18
                                                                           ==============        ==============
       Aggregate Net Losses                                                $   (70,747.40)       $ 3,620,499.65
                                                                           ==============        ==============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                               $           --
           Interest Portion                                                $           --

(viii) Class A Interest Carryover Shortfall                                $           --
       Class B Interest Carryover Shortfall                                $           --
       Class A Principal Carryover Shortfall                               $           --
       Class B Principal Carryover Shortfall                               $           --

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                       $ 6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                  $ 6,191,038.65
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